EXHIBIT 10.1

COMMON STOCK PURCHASE AGREEMENT

COMMON STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of April 7, 2005 by and between UNIGENE LABORATORIES, INC., a Delaware corporation (the “Company”), and FUSION CAPITAL FUND II, LLC, an Illinois limited liability company (the “Buyer”). Capitalized terms used herein and not otherwise defined herein are defined in Section 10 hereof.

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Buyer, and the Buyer wishes to buy from the Company, 2,123,142 shares (the “Purchase Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for a purchase price of Three Million Dollars ($3,000,000). On the Closing Date (as defined herein), the Company shall also issue to the Buyer a common stock purchase warrant (the “Warrant”) to purchase 1,061,571 shares (the “Warrant Shares”) of Common Stock in the form of Exhibit F hereto. The Warrant shall have an exercise price of $1.77 per share and shall be exercisable for five (5) years from the date of issuance.

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1. PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in Sections 6, 7 and 9 below, the Company hereby agrees to sell to the Buyer, and the Buyer hereby agrees to purchase from the Company, 2,123,142 Purchase Shares and the Warrant for an aggregate purchase price of Three Million Dollars ($3,000,000) on the Closing Date (as defined below). The purchase and sale of the 2,123,142 Purchase Shares and the Warrant hereunder shall occur (the “Closing”) within two (2) Trading Days following the date of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and Buyer) (the date of such Closing, the “Closing Date”). Subject to the terms and conditions set forth in Sections 6, 7 and 9 below, on the Closing Date the Buyer shall pay Three Million Dollars ($3,000,000) to the Company as the full and complete purchase price for the Purchase Shares and the Warrant to be purchased hereunder. Such payment of the purchase price shall be made by the Buyer in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Company shall designate by written notice in accordance with the provisions of this Agreement. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Buyer made under this Agreement.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company that as of the date hereof and as of the Closing Date:

(a) Investment Purpose. The Buyer is entering into this Agreement and acquiring the Purchase Shares and the Warrant (the Purchase Shares, the Warrant and the Warrant Shares are collectively referred to herein as the “Securities”), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided however, by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term.

(b) Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c) Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d) Information. The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been reasonably requested by the Buyer, including, without limitation, the SEC Documents (as defined in Section 3(f) hereof). The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. The Buyer understands that except as provided in the Registration Rights Agreement (as defined in Section 4(a) hereof): (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(h) Residency. The Buyer is a resident of the State of Illinois.

(i) No Prior Short Selling. The Buyer represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Buyer, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 3b-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer that as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns 50% or more of the voting stock or capital stock or other similar equity interests) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on any of: (i) the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or (ii) the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 3(b) hereof). The Company has no Subsidiaries except as set forth on Schedule 3(a).

(b) Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Warrant and each of the other agreements entered into by the parties on the Closing Date and attached hereto as exhibits to this Agreement (collectively, the “Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the sale and issuance of the Purchase Shares and issuance of the Warrant issuable under this Agreement, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, (iii) this Agreement has been, and each other Transaction Document shall be on the Closing Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The Board of Directors of the Company has approved the resolutions (the “Signing Resolutions”)

substantially in the form as set forth as Exhibit C attached hereto to authorize this Agreement and the transactions contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. The Company has delivered to the Buyer a true and correct copy of a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors of the Company. No other approvals or consents of the Company’s Board of Directors and/or shareholders is necessary under applicable laws and the Company’s Certificate of Incorporation and/or Bylaws to authorize the execution and delivery of this Agreement or any of the transactions contemplated hereby, including, but not limited to, the issuance of the Warrant and the issuance of the Purchase Shares.

(c) Capitalization. As of March 28, 2005, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which 79,782,245 shares are issued and outstanding, 7,290 are held as treasury shares, 4,203,315 shares are reserved for issuance pursuant to the Company’s stock option plans of which only approximately 1,297,975 shares remain available for future grants and 973,002 shares are issuable and reserved for issuance pursuant to securities (other than stock options issued pursuant to the Company’s stock option plans) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) no shares of Preferred Stock are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to the Buyer true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as amended and as in effect on the date hereof (the “By-laws”), and summaries of the terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto.

(d) Issuance of Securities. The Purchase Shares and the Warrant have been duly authorized and, upon issuance in accordance with the terms hereof, the Purchase Shares shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof. 2,123,142 shares of Common Stock have been duly authorized and reserved for issuance upon purchase under this Agreement. The Warrant Shares upon issuance in accordance with the terms of the Warrant, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof. 1,061,571 shares of Common Stock have been duly authorized and reserved for issuance upon exercise of the Warrant. Upon issuance and payment therefor in accordance with the terms and conditions of the Warrant, the Warrant Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(e) No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Purchase Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or By-laws or their organizational charter or by-laws, respectively. Except as disclosed in Schedule 3(e), neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments which could not reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act or applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Closing Date. Except as listed in Schedule 3(e), since January 1, 2004, the Company has not received nor delivered any notices or correspondence from or to the Principal Market. The Principal Market has not commenced any delisting proceedings against the Company.

(f) SEC Documents; Financial Statements. Except as disclosed in Schedule 3(f), since January 1, 2004, the Company has been in compliance with the reporting requirements of the 1934 Act applicable to it and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates (except as they have been correctly amended), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been properly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (except as they have been properly amended), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as listed in Schedule 3(f), the Company has received no notices or correspondence from the SEC since January 1, 2004. The SEC has not commenced any enforcement proceedings against the Company or any of its subsidiaries.

(g) Absence of Certain Changes. Except as disclosed in Schedule 3(g), since September 30, 2004, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings.

(h) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect. A description of each action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body which, as of the date of this Agreement, is pending or threatened in writing against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, is set forth in Schedule 3(h).

(i) Acknowledgment Regarding Buyer’s Status. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(k) [Intentionally Omitted.]

(l) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(l), none of the Company’s material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, are scheduled to expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(l), there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(n) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(o) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

(p) Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(q) Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(r) Transactions With Affiliates. Except as set forth on Schedule 3(r) and other than the grant or exercise of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has an interest or is an officer, director, trustee or partner.

(s) Application of Takeover Protections. The Company and its board of directors have taken or will take prior to the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities.

(t) Foreign Corrupt Practices. To the knowledge of the Company, neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4. COVENANTS.

(a) Form 8-K Disclosure; Filing of Registration Statement. Subject to the Company’s obligations under Section 11(i) hereof, the Company shall timely file a Report on Form 8-K disclosing this Agreement and the transaction contemplated hereby. The Company shall within fifteen (15) Trading Days from the date hereof file a new registration statement on Form S-3 covering the sale of the Purchase Shares and the Warrant Shares in accordance with the terms of the Registration Rights Agreement between the Company and the Buyer, dated as of the date hereof (“Registration Rights Agreement.”).

(b) Blue Sky. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify (i) the sale of the Purchase Shares and any Warrant Shares to the Buyer under this Agreement or under the Warrant and (ii) any subsequent sale of the Purchase Shares and any Warrant Shares by the Buyer, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Buyer from time to time, and shall provide evidence of any such action so taken to the Buyer.

(c) [Intentionally Omitted.]

(d) Listing. The Company shall promptly secure the listing of all of the Purchase Shares and Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Trading Day, provide to the Buyer copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

(f) Issuance of Purchase Shares and Warrant. On the Closing Date, the Company shall issue to the Buyer 2,123,142 Purchase Shares and the Warrant to purchase 1,061,571 Warrant Shares in the form of Exhibit F hereto. The Warrant shall have an exercise price of $1.77 per share and shall be exercisable for five (5) years from the date of issuance. The Purchase Shares shall be issued in certificated form and (subject to Section 5 hereof) shall bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF BUYER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

5. TRANSFER AGENT INSTRUCTIONS.

As soon as practicable after the date that the Registration Statement is declared effective by the SEC, the Company shall cause any restrictive legend on the Purchase Shares and Warrant Shares, if any, to be removed and all of the Warrant Shares to be issued under the Warrant thereafter shall be issued without any restrictive legend. The Company warrants to the Buyer that no other instructions will be given by the Company to the Transfer Agent with respect to the Purchase Shares and that the Warrant Shares, and the Purchase Shares and the Warrant Shares (when issued), shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL SHARES OF COMMON STOCK.

The obligation of the Company hereunder to sell the Purchase Shares and to issue the Warrant to the Buyer is subject to the satisfaction of the following condition on the Closing Date; provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof.

(a) The Buyer shall have executed each of the Transaction Documents and delivered the same to the Company.

(b) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

7. CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE SHARES OF COMMON STOCK.

The obligation of the Buyer to purchase the Purchase Shares and the Warrant under this Agreement is subject to the satisfaction of each of the following conditions on or before the Closing Date and; provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have executed each of the Transaction Documents and delivered the same to the Buyer.

(b) The Company shall have issued to the Buyer the Purchase Shares and the Warrant as contemplated under this Agreement.

(c) The Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market.

(d) The Buyer shall have received the opinions of the Company’s legal counsel dated as of the Closing Date substantially in the form of Exhibit A attached hereto.

(e) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit B.

(f) The Board of Directors of the Company shall have adopted resolutions in the form attached hereto as Exhibit C which shall be in full force and effect without any amendment or supplement thereto as of the Closing Date.

(g) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock solely for the purpose of effecting purchases of Warrant Shares under the Warrant, 1,061,571 shares of Common Stock.

(h) [Intentionally Omitted.]

(i) The Company shall have delivered to the Buyer a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within eleven (11) Trading Days of the Closing Date.

(j) The Company shall have delivered to the Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within eleven (11) Trading Days of the Closing Date.

(k) The Company shall have delivered to the Buyer a secretary’s certificate executed by the Secretary of the Company, dated as of the Closing Date, in the form attached hereto as Exhibit D.

(l) [Intentionally Omitted.]

(m) No Event of Default has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred.

(n) On or prior to the Closing Date, the Company shall take all necessary action, if any, and such actions as reasonably requested by the Buyer, in order to render inapplicable any control share acquisition, business combination, shareholder rights plan or poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities.

(o) The Company shall have provided the Buyer with the information requested by the Buyer in connection with its reasonable due diligence requests made prior to, or in connection with, the Closing.

8. INDEMNIFICATION.

In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and all of its affiliates, shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than with respect to Indemnified Liabilities which directly and primarily result from the gross negligence or willful misconduct of the Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

9. EVENTS OF DEFAULT.

An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a) while any registration statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of such registration statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Buyer for sale of all of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days or for more than an aggregate of thirty (30) Trading Days in any 365-day period;

(b) the suspension from trading or failure of the Common Stock to be listed on the Principal Market for a period of three (3) consecutive Trading Days;

(c) the delisting of the Company’s Common Stock from the Principal Market, provided, however, that the Common Stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, or the American Stock Exchange;

(d) [Intentionally Omitted.]

(e) the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could reasonably be expected to have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least ten (10) Trading Days;

(f) except as set forth on Schedule 9(f), any payment default under any contract whatsoever or any acceleration prior to maturity of any mortgage, indenture, contract or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter, which, with respect to any such payment default or acceleration prior to maturity, is in excess of $1,000,000;

(g) if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(h) if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, (E) becomes insolvent, or (F) is generally unable to pay its debts as the same become due; or

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company or any Subsidiary.

In addition to any other rights and remedies under applicable law and this Agreement, including the Buyer termination rights under Section 11(k) hereof, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, the Buyer shall not be obligated to purchase any shares of Common Stock under this Agreement. If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 9(g), 9(h) and 9(i) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under Section 11(k)(i) shall affect the Company’s or the Buyer’s obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

10. CERTAIN DEFINED TERMS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended.

(b) “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(c) “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(d) “Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(e) “Principal Market” means the Nasdaq OTC Bulletin Board; provided however, that in the event the Company’s Common Stock is ever listed or traded on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange, than the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(f) “SEC” means the United States Securities and Exchange Commission.

(g) “Transfer Agent” means the transfer agent of the Company as set forth in Section 11(f) hereof or such other person who is then serving as the transfer agent for the Company in respect of the Common Stock.

(h) “Trading Day” means any day on which the Principal Market is open for customary trading.

11. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. With the exception of the Mutual Nondisclosure Agreement between the parties dated as of October 13, 2000, this Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:
Unigene Laboratories, Inc.
110 Little Falls Road
Fairfield, NJ 07004
Telephone:	973-882-0860
Facsimile:	973-227-6088
Attention:	Chief Executive Officer

With a copy to:

Dechert LLP
PO Box 5218
Princeton, NJ 08543
Telephone:	609-620-3200
Facsimile:	609-620-3259
Attention:	James J. Marino

If to the Buyer:
Fusion Capital Fund II, LLC
222 Merchandise Mart Plaza, Suite 9-112
Chicago, IL 60654
Telephone:	312-644-6644
Facsimile:	312-644-6244
Attention:	Steven G. Martin

If to the Transfer Agent:
Registrar & Transfer Company
10 Commerce Drive
Cranford, NJ 07016
Telephone:	800-866-1340 X 2553
Facsimile:	908-497-2310
Attention:	Ms. Nancy Savage:

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation. The Buyer may not assign its rights or obligations under this Agreement.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Publicity. The Buyer shall have the right to approve before issuance any press releases or any other public disclosure (including any filings with the SEC) with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Termination. This Agreement may be terminated only as follows:

(i) By the Buyer any time an Event of Default exists without any liability or payment to the Company. However, if pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 9(g), 9(h) and 9(i) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person.

(ii) In the event that the Closing shall not have occurred on or before April 30, 2005, due to the failure to satisfy any of the conditions set forth in Sections 6 and 7 above with respect to the Closing (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party.

(iii) This Agreement shall automatically terminate on the date that the Buyer and its affiliates no longer hold any of the Purchase Shares, the Warrant or any Warrant Shares, without any action or notice on the part of any party.

Except as set forth in Sections 11(k)(i) (in respect of an Event of Default under Sections 9(g), 9(h) and 9(i)) and 11(k)(iii), any termination of this Agreement pursuant to this Section 11(k) shall be effected by written notice from the Company to the Buyer, or the Buyer to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties of the Company and the Buyer contained in Sections 2 and 3 hereof, the indemnification provisions set forth in Section 8 hereof and the agreements and covenants set forth in Section 11, shall survive the Closing and any termination of this Agreement. No termination of this Agreement shall affect the Company’s or the Buyer’s rights or obligations under the Registration Rights Agreement or the Warrant each of which shall survive any such termination of this Agreement.

(l) No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Buyer that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Buyer represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n) Remedies, Other Obligations, Breaches and Injunctive Relief. The Buyer’s remedies provided in this Agreement shall be cumulative and in addition to all other remedies available to the Buyer under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Buyer contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Buyer’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(o) Changes to the Terms of this Agreement. This Agreement and any provision hereof may only be amended by an instrument in writing signed by the Company and the Buyer. The term “Agreement” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

(p) Enforcement Costs. If: (i) this Agreement is placed by the Buyer in the hands of an attorney for enforcement or is enforced by the Buyer through any legal proceeding; or (ii) an attorney is retained to represent the Buyer in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Buyer in any other proceedings whatsoever arising out of entering into, performance under or enforcement of, this Agreement, then the Company shall pay to the Buyer, as incurred by the Buyer, all reasonable costs and expenses including attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder.

(q) Failure or Indulgence Not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

*    *    *    *    *

IN WITNESS WHEREOF, the Buyer and the Company have caused this Common Stock Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

UNIGENE LABORATORIES, INC.

By:
Name:	Warren P. Levy
Title:	Chief Executive Officer

BUYER:

FUSION CAPITAL FUND II, LLC
BY:	FUSION CAPITAL PARTNERS, LLC
BY:	SGM HOLDINGS CORP.

By:
Name:	Steven G. Martin
Title:	President

SCHEDULES

Schedule 3(a)	Subsidiaries
Schedule 3(c)	Capitalization
Schedule 3(e)	Conflicts
Schedule 3(f)	1934 Act Filings
Schedule 3(g)	Material Changes
Schedule 3(h)	Litigation
Schedule 3(l)	Intellectual Property
Schedule 3(n)	Liens
Schedule 3(r)	Certain Transactions
Schedule 9(f)	Certain Indebtedness

EXHIBITS

Exhibit A	Form of Company Counsel Opinion
Exhibit B	Form of Officer’s Certificate
Exhibit C	Form of Resolutions of Board of Directors of the Company
Exhibit D	Form of Secretary’s Certificate
Exhibit E	Form of Letter to Transfer Agent
Exhibit F	Form of Warrant

DISCLOSURE SCHEDULES

Schedule 3(a)- Subsidiaries. Unigene UK Limited, 63 High Road, Herts, U.K.

Non-operating subsidiary; address used for European regulatory filings. 100% owned.

Schedule 3(c)- Capitalization.

Debt Securities: (ii) Jay Levy-$1,870,000 long-term notes due 2002. Jay, Warren & Ronald Levy-$8,683,323 (short-term & demand notes).

(iii)	Outstanding stock options = 4,203,315 shares (officers, directors & employees).

Outstanding warrants = 973,002 shares

Rights: Rights Plan dated Dec. 30, 2002

(iv)	Fusion only

Schedule 3(e)- Conflicts.    Defaults:

Jay Levy-$1,870,000 long-term notes due 2002

Jay, Warren & Ronald Levy-$2,973,323 short-term notes, past due

Schedule 3(f)- 1934 Act Filings. N/A.

SEC correspondence: solely related to Fusion registration statement and request for confidential treatment.

Schedule 3(g)- Material Changes. N/A

Schedule 3(h)- Litigation. N/A

Schedule 3(l)- Intellectual Property. Security interest in certain patents is held by Jay Levy.

Schedule 3(n)- Liens.

Security interest in real property in Fairfield, NJ and all equipment and fixed assets in Fairfield, NJ and in Boonton, NJ are held by Jay Levy, Jean Levy, Warren Levy and Ronald Levy.

Schedule 3(r)- Certain Transactions.

See Schedule 3(c)- Capitalization; Schedule 3(e)- Conflicts; Schedule 3(n)-Liens.

One of our directors has retired from, and is of counsel in, a law firm that we have engaged for legal services. In 2004, we incurred an aggregate of $334,000 in legal fees with this firm. In addition, one of our directors serves as our Research Director, receiving $73,500 in annual compensation in 2004. In addition, there are employment agreements with Warren Levy, Ronald Levy and Jay Levy.

Schedule 9(f)- Certain Indebtedness. See Schedule 3(e)- Conflicts.

EXHIBIT A

FORM OF COMPANY COUNSEL OPINION

Ladies and Gentlemen:

We have acted as special counsel to Unigene Laboratories, Inc., a Delaware corporation (the “Company”), in connection with the execution and delivery by the Company of the Common Stock Purchase Agreement, dated April     , 2005 between Fusion Capital Fund II, LLC (“Fusion”) and the Company (the “Purchase Agreement”). We are delivering this opinion to you pursuant to Section 7(d) of the Purchase Agreement. Capitalized terms used herein without definition have the respective meanings ascribed to such terms in the Purchase Agreement.

We have examined the Purchase Agreement, the Registration Rights Agreement between Fusion and the Company dated April     , 2005 (the “Registration Rights Agreement” and together with the Purchase Agreement, the “Transaction Documents”), and the Warrant issued by the Company, dated April     , 2005 (the “Warrant”).

We have made such investigation and examined such other documents, corporate records, instruments and matters of law as we have deemed necessary or appropriate for the purposes of this opinion, including copies of the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), copies of the Company’s bylaws, as amended, certain resolutions adopted by the Board of Directors of the Company, a Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated March 23, 2005, [and a Certificate of Good Standing issued by the Department of Treasury of the State of New Jersey dated April     , 2005] with respect to the Company. In rendering the opinions hereinafter set forth, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. As to matters of fact relevant to the opinions expressed herein, we have relied exclusively, without independent investigation or verification, upon, and have assumed the accuracy of, representations of the Company in the Transaction Documents and the Warrant and on certificates of officers of the Company and of public officials.

In rendering the opinion set forth in paragraph 4, we have also assumed that: (i) Fusion is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and (ii) Fusion has the requisite power and authority and has taken the action necessary to consummate the transactions contemplated by the Transaction Documents.

Our opinions set forth herein are based only on our consideration of those statutes, rules, regulations and judicial decisions that, in our experience, are normally applicable to, or normally relevant in connection with, a transaction of the type contemplated by the Transaction Documents and in the Warrant. Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the current actual knowledge of the Dechert LLP attorneys who have rendered legal services to the Company in connection with the transactions contemplated by the Transaction Documents.

Based upon the foregoing and subject to the further limitations, qualifications and exceptions set forth below, we are of the opinion that:

1. The Company is a corporation existing and in good standing under the laws of the State of Delaware. [Relying solely on the Good Standing Certificate from the State of New Jersey, the Company is qualified to do business as a foreign corporation and is in good standing in the State of New Jersey.]

2. The Company has the corporate power to execute and deliver, and perform its obligations under, each of the Transaction Documents and the Warrant. The Company has the corporate power to conduct its business as now conducted.

3. The execution and delivery of the Transaction Documents and the Warrant by the Company, the performance of the obligations of the Company thereunder and the consummation by it of the transactions contemplated therein have been duly authorized and approved by the Company’s Board of Directors and no further consent, approval or authorization of the Company, its Board of Directors or its stockholders is required.

4. The Transaction Documents and the Warrant have been duly executed and delivered by the Company. The Transaction Documents and the Warrant are the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or similar laws relating to, or affecting creditor’s rights and remedies, or general principles of equity and public policy, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

5. The execution, delivery and performance by the Company of the Transaction Documents and the Warrant and the consummation by the Company of the transactions contemplated thereby including the offering, sale and issuance of the Purchase Shares, the Warrant and the Warrant Shares in accordance with the terms and conditions of the Purchase Agreement and the Warrant, do not: (i) conflict with, constitute a breach of or default (or an event which, with the giving of notice or lapse of time or both, constitutes or could constitute a breach or a default), under the Certificate of Incorporation, the bylaws of the Company or any contract filed by the Company pursuant to Item 601(b)(10) of Regulation S-K, as an exhibit to the Annual Report on Form 10-K filed on March 31, 2005 (“Material Contracts”) or (ii) violate any order, writ, injunction or decree applicable to the Company with respect to which this firm has been engaged by the Company to give substantive attention.

6. The issuance and sale of the (i) 2,123,142 Purchase Shares pursuant to the terms and conditions of the Purchase Agreement, and (ii) the 1,061,571 shares of Common Stock issuable upon exercise of the Warrant pursuant to the terms and conditions of the Warrant have been duly authorized by the Company’s Board of Directors. The Board of Directors has duly adopted resolutions reserving for the issuance of 2,123,142 shares of Common Stock for issuance as Purchase Shares under the Purchase Agreement. When delivered against payment in full as provided in the Purchase Agreement, the Purchase Shares will be validly issued, fully paid and non-assessable, to our knowledge, free of (i) all taxes, liens, charges and restrictions imposed by the Certificate of Incorporation, the bylaws or under the General Corporation Law of the State of Delaware and (ii) rights of first refusal and preemptive rights imposed by the Certificate of Incorporation, the bylaws or any Material Contract. The Board of Directors has duly adopted resolutions reserving 1,061,571 shares of Common Stock as Warrant Shares under the Purchase Agreement. When delivered upon exercise and against payment in full as provided in the Warrant, the Warrant Shares will be validly issued, fully paid and non-assessable, and, to our knowledge, free of (i) all taxes, liens, charges and restrictions imposed by the Certificate of Incorporation, the bylaws or under the General Corporation Law of the State of Delaware and (ii) rights of first refusal and preemptive rights imposed by the Certificate of Incorporation, the bylaws or any Material Contract.

7. To our knowledge, the execution and delivery of the Registration Rights Agreement do not, and the performance by the Company of its obligations thereunder shall not, give rise to any rights of any other person for the registration by the Company under the Securities Act of 1933, as amended (the “1933 Act”) of any shares of Common Stock or other securities of the Company under the Certificate of Incorporation, the bylaws or any Material Contract.

8. Assuming the accuracy of your representations and warranties and your compliance with the covenants made by you, in the Transaction Documents, the offering, sale and issuance of the Purchase Shares and the Warrant to you pursuant to the Transaction Documents are exempt from registration under the 1933 Act.

9. Other than that which has been obtained and completed prior to the date hereof, and except for the registration of the shares of Common Stock for resale under the 1933 Act, and the filing of documents under the Securities Act of 1934 (the “1934 Act”), no authorization, approval, consent, filing or other order of any federal or state governmental body, regulatory agency, or stock exchange or market, or any court, or, to our knowledge, to any third party to any Material Contract, is required to be obtained by the Company to enter into and perform its obligations under the Transaction Documents and the Warrant or for the Company to issue and sell the Purchase Shares and the Warrant as contemplated by the Transaction Documents or for the Company to issue and sell the Warrant Shares as contemplated by the Warrant..

10. The Company has a class of equity securities registered pursuant to Section 12(g) of the 1934 Act. To our knowledge, since January 1, 2004, the Company has been in compliance with the reporting requirements of the 1934 Act applicable to it, except as disclosed on Schedule 3(f) in the Purchase Agreement. To our knowledge, other than as disclosed on Schedule 3(f) in the Purchase Agreement, since January 1, 2004, the Company has not received any written notice from the Principal Market stating that the Company has not been in compliance with any of the rules and regulations (including the requirements for continued listing) of the Principal Market.

11. To our knowledge, except as disclosed on Schedule 3(h) in the Purchase Agreement, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, any governmental agency, any stock exchange or market, or self-regulatory organization, which has been threatened in writing or which is currently pending against the Company, any of its subsidiaries, any officers or directors of the Company or any of its subsidiaries or any of the properties of the Company.

Notwithstanding anything to the contrary, we express no opinion with respect to the legality, validity, binding nature or enforceability, of: (i) provisions in the Transaction Documents or the Warrant that provide for specific performance or other equitable remedies for noncompliance with any of the provisions contained in the Transaction Documents or the Warrant; (ii) provisions in the Transaction Documents or the Warrant relating to confidentiality; (iii) provisions in the Transaction Documents or the Warrant related to reimbursement, contribution or indemnification in circumstances in which the person seeking reimbursement, contribution or indemnification has breached its duties under the applicable Transaction Documents or the Warrant, or otherwise, or itself has been negligent or acted in violation of public policy; or (iv) provisions in the Transaction Documents or the Warrant related to waivers of rights or defenses. We express no opinion with respect to the application or effect of any laws in respect of state securities laws, or Blue Sky laws, or similar matters relating to the Purchase Shares, the Warrant or Warrant Shares or to the sale or issuance thereof.

Whenever our opinion refers to the Material Contracts, we are referring to the form of the Material Contracts as filed on the website of the SEC.

We have not been requested to, and do not, render any opinion on any other matters except as expressly set forth herein, nor do we express any opinion as to any laws other than those of the United States of America and, to the extent relevant, the General Corporation Law of the State of Delaware, excluding principles of conflict of laws. With your permission, and for purposes of the opinions expressed in paragraphs 4 and 9 above, we have assumed that the laws of the State of Illinois are identical to those of the State of New Jersey.

This opinion speaks only as of the date hereof. We assume no obligation to advise you (or any third party) of any changes in the law, documentation or facts that may occur after the date of this opinion. Our opinions expressed herein are solely for your benefit and, without our express written consent, neither our opinions nor this opinion letter may be assigned to or relied upon by any other person.

Very truly yours,

EXHIBIT B

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 7(e) of that certain Common Stock Purchase Agreement dated as of                     , (“Common Stock Purchase Agreement”), by and between UNIGENE LABORATORIES, INC., a Delaware corporation (the “Company”), and FUSION CAPITAL FUND II, LLC (the “Buyer”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Common Stock Purchase Agreement.

The undersigned,                     ,                      of the Company, hereby certifies as follows:

1. I am the                      of the Company and make the statements contained in this Certificate;

2. The representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 of the Common Stock Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date);

3. The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

4. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings.

IN WITNESS WHEREOF, I have hereunder signed my name on this      day of                     .

Name:
Title:

The undersigned as Secretary of             , a              corporation, hereby certifies that                      is the duly elected, appointed, qualified and acting              of              and that the signature appearing above is his genuine signature.

Secretary

EXHIBIT C

FORM OF COMPANY RESOLUTIONS

UNANIMOUS WRITTEN CONSENT OF

UNIGENE LABORATORIES, INC.

Pursuant to Section              of the              [DGCL], the undersigned, being all of the directors of UNIGENE LABORATORIES, INC., a Delaware corporation (the “Corporation”) do hereby consent to and adopt the following resolutions as the action of the Board of Directors for and on behalf of the Corporation and hereby direct that this Consent be filed with the minutes of the proceedings of the Board of Directors:

WHEREAS, there has been presented to the Board of Directors of the Corporation a draft of the Common Stock Purchase Agreement (the “Purchase Agreement”) by and between the Corporation and Fusion Capital Fund II, LLC (“Fusion”), providing for the purchase by Fusion of Three Million Dollars ($3,000,000) of the Corporation’s common stock, par value $0.01 (the “Common Stock”); and

WHEREAS, after careful consideration of the Purchase Agreement, the documents incident thereto and other factors deemed relevant by the Board of Directors, the Board of Directors has determined that it is advisable and in the best interests of the Corporation to engage in the transactions contemplated by the Purchase Agreement, including, but not limited to, the issuance and sale to Fusion of 2,123,142 shares (the “Purchase Shares”) of Common Stock and a common stock purchase warrant (the “Warrant”) to purchase 1,061,571 shares (the “Warrant Shares”) of Common Stock for an aggregate purchase price of $3,000,000.

Transaction Documents

NOW, THEREFORE, BE IT RESOLVED, that the transactions described in the Purchase Agreement are hereby approved and                                          (the “Authorized Officers”) are severally authorized to execute and deliver the Purchase Agreement, and any other agreements or documents contemplated thereby including, without limitation, a registration rights agreement (the “Registration Rights Agreement”) providing for the registration of the shares of the Company’s Common Stock issuable in respect of the Purchase Agreement and the Warrant on behalf of the Corporation, with such amendments, changes, additions and deletions as the Authorized Officers may deem to be appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

FURTHER RESOLVED, that the terms and provisions of the Registration Rights Agreement by and among the Corporation and Fusion are hereby approved and the Authorized Officers are authorized to execute and deliver the Registration Rights Agreement (pursuant to the terms of the Purchase Agreement), with such amendments, changes, additions and deletions as the Authorized Officer may deem appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

FURTHER RESOLVED, that the terms and provisions of the Warrant are hereby approved and the Authorized Officers are authorized to execute and deliver the Warrant (pursuant to the terms of the Purchase Agreement), with such amendments, changes, additions and deletions as the Authorized Officers may deem appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

Execution of Purchase Agreement

FURTHER RESOLVED, that the Corporation be and it hereby is authorized to execute the Purchase Agreement providing for the purchase of common stock of the Corporation having an aggregate value of $3,000,000; and

Issuance of Common Stock and Warrant

FURTHER RESOLVED, that the Corporation is hereby authorized to issue 2,123,142 shares of Common Stock to Fusion Capital Fund II, LLC as Purchase Shares and that upon issuance of the Purchase Shares pursuant to the Purchase Agreement, the Purchase Shares shall be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation shall reserve 2,123,142 shares of Common Stock for issuance as Purchase Shares under the Purchase Agreement.

FURTHER RESOLVED, that the Corporation is hereby authorized to issue the Warrant to purchase 1,061,571 Warrant Shares and that, upon issuance of the Warrant Shares pursuant to the terms of the Warrant, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation shall reserve 1,061,571 shares of Common Stock (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) for issuance as Warrant Shares under the Warrant.

Approval of Actions

FURTHER RESOLVED, that, without limiting the foregoing, the Authorized Officers are, and each of them hereby is, authorized and directed to proceed on behalf of the Corporation and to take all such steps as deemed necessary or appropriate, with the advice and assistance of counsel, to cause the Corporation to consummate the agreements referred to herein and to perform its obligations under such agreements; and

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed on behalf of and in the name of the Corporation, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, amendments, documents, certificates, reports, schedules, applications, notices, letters and undertakings and to incur and pay all such fees and expenses as in their judgment shall be necessary, proper or desirable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and that all actions heretofore taken by any officer or director of the Corporation in connection with the transactions contemplated by the agreements described herein are hereby approved, ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Board of Directors has executed and delivered this Consent effective as of                     , 2005.

being all of the directors of UNIGENE LABORATORIES, INC.

EXHIBIT D

FORM OF SECRETARY’S CERTIFICATE

This Secretary’s Certificate (“Certificate”) is being delivered pursuant to Section 7(k) of that certain Common Stock Purchase Agreement dated as of                         , (“Common Stock Purchase Agreement”), by and between UNIGENE LABORATORIES, INC., a Delaware corporation (the “Company”) and FUSION CAPITAL FUND II, LLC (the “Buyer”), pursuant to which the Company shall sell to the Buyer Three Million Dollars ($3,000,000) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Common Stock Purchase Agreement.

The undersigned,                     , Secretary of the Company, hereby certifies as follows:

1. I am the Secretary of the Company and make the statements contained in this Secretary’s Certificate.

2. Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company’s bylaws (“Bylaws”) and Certificate of Incorporation (“Articles”), in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or shareholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or Articles.

3. Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company on                     , at which a quorum was present and acting throughout. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors, or any committee thereof, or the shareholders of the Company relating to or affecting (i) the entering into and performance of the Common Stock Purchase Agreement, or the issuance, offering and sale of the Purchase Shares, the Warrant and the Warrant Shares and (ii) the performance of the Company of its obligation under the Transaction Documents as contemplated therein.

IN WITNESS WHEREOF, I have hereunder signed my name on this      day of                     .

Secretary

The undersigned as              of             , a              corporation, hereby certifies that                      is the duly elected, appointed, qualified and acting Secretary of             , and that the signature appearing above is his genuine signature.

EXHIBIT E

FORM OF LETTER TO THE TRANSFER AGENT FOR

THE ISSUANCE OF THE PURCHASE SHARES

[COMPANY LETTERHEAD]

[DATE]

[TRANSFER AGENT]

Re: Issuance of Common Shares to Fusion Capital Fund II, LLC

Dear             ,

On behalf of                     , (the “Company”), you are hereby instructed to issue as soon as possible 2,123,142 shares of our common stock in the name of Fusion Capital Fund II, LLC. The share certificate should be dated [DATE OF THE CLOSING]. I have included a true and correct copy of a unanimous written consent executed by all of the members of the Board of Directors of the Company adopting resolutions approving the issuance of these shares. The shares should be issued subject to the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF BUYER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The share certificate should be sent as soon as possible via overnight mail to the following address:

Fusion Capital Fund II, LLC

222 Merchandise Mart Plaza, Suite 9-112

Chicago, IL 60654

Attention: Steven Martin

Thank you very much for your help. Please call me at                      if you have any questions or need anything further.

UNIGENE LABORATORIES, INC.

BY:
[name]
[title]

EXHIBIT F

FORM OF WARRANT

THIS WARRANT (THIS “WARRANT”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. NEITHER THIS WARRANT NOR ANY WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, MORTGAGED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS.

UNIGENE LABORATORIES, INC.

COMMON STOCK PURCHASE WARRANT #F 101

1,061,571 SHARES	ORIGINAL ISSUE DATE: APRIL 7, 2005

This Warrant is issued in connection with and pursuant to that certain Common Stock Purchase Agreement (the “Purchase Agreement”) dated as of April 7, 2005, by and between UNIGENE LABORATORIES, INC., a Delaware corporation (the “Company”) and FUSION CAPITAL FUND II, LLC (the “Buyer”).

FOR VALUE RECEIVED, the Buyer, the registered holder hereof, or its permitted assigns (the “Holder”), is entitled to purchase from the Company, during the period specified in this Warrant, 1,061,571 fully paid and non-assessable shares (subject to adjustment as hereinafter provided) of Common Stock (the “Warrant Shares”), of the Company at the purchase price per share provided in Section 1.2 of this Warrant (the “Warrant Exercise Price”), all subject to the terms and conditions set forth in this Warrant. All terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

Section 1. Period for Exercise and Exercise Price.

1.1 Period for Exercise. The right to purchase shares of Warrant Shares represented by this Warrant shall be immediately exercisable, and shall expire at 5:00 p.m., Chicago local time, April 7, 2010 (the “Expiration Date”). From and after the Expiration Date this Warrant shall be null and void and of no further force or effect whatsoever.

1.2 Warrant Exercise Price. The Warrant Exercise Price per share of Warrant Shares shall be $1.77 per share (subject to adjustment as hereinafter provided).

Section 2. Exercise of Warrant.

2.1 Manner of Exercise. The Holder may exercise this Warrant, in whole or in part, immediately, but not after the Expiration Date, during normal business hours on any Trading Day by surrendering this Warrant to the Company at the principal office of the Company, accompanied by a Warrant Exercise Form in substantially the form annexed hereto duly executed by the Buyer and by payment of the Warrant Exercise Price for the number of shares of Warrant Shares for which this Warrant is then exercisable, either (i) in immediately available funds, (ii) by delivery of an instrument evidencing indebtedness owing by the Company to the Holder in the appropriate amount, (iii) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of this Warrant (in accordance with Section 2.4 hereof) or (iv) in a combination of (i), (ii) or (iii) above, provided, however, that in no event shall the Holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder to exceed 9.9% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Holder shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which determination of such proviso is being made, but shall exclude the shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the Holder and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The Holder may waive the foregoing limitation by written notice to the Company upon not less than 61 days prior written notice (with such waiver taking effect only upon the expiration of such 61 day notice period).

2.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected on the day on which all requirements of Section 2.1 shall have been met with respect to such exercise. At such time the person in whose name any certificate for shares of Warrant Shares shall be issuable upon such exercise shall be deemed for all corporate purposes to have become the Holder of record of such shares, regardless of the actual delivery of certificates evidencing such shares.

2.3 Delivery of Stock Certificates. As soon as practicable after each exercise of this Warrant, and in any event no later than 3 days after such exercise, the Company at its expense will issue Warrant Shares via credit to the Buyer’s account with DTC for the number of Warrant Shares to which such Buyer is entitled upon such Buyer’s submission of the applicable Warrant Exercise Form or, if the Transfer Agent is not participating in The DTC Fast Automated Securities Transfer Program and DWAC system, issue and surrender to the address as specified in the Warrant Exercise Form, a certificate, registered in the name of the Buyer or its designee, for the number of shares of Common Stock to which the Buyer shall be entitled to upon such exercise.

2.4 Cashless Exercise. The Holder may, by providing notice thereof to the Company along with the Warrant Exercise Form, elect to exercise the Warrant for a number of Warrant Shares determined in accordance with the following formula:

X	=	Y(A-B)
A

Where:

X = The number of Warrant Shares to be issued to the Holder.

Y = The number of Warrant Shares purchasable under this Warrant (at the date of such exercise).

A = The fair market value of one share of Common Stock (or other security for which the Warrant is then exercisable at the date of such exercise).

B = Exercise Price (as adjusted to the date of such exercise).

For purposes of this Section 2.4, the “fair market value” per share shall be the closing sale price of the Common Stock for the one Trading Day immediately prior to the notice of exercise of the Warrant.

Section 3. Adjustment of Purchase Price and Number of Shares. The Warrant Exercise Price and the kind of securities issuable upon exercise of the Warrant shall be adjusted from time to time as follows:

3.1 Subdivision or Combination of Shares (Stock Splits). If the Company at any time effects a subdivision or combination of the outstanding Common Stock (through a stock split or otherwise), the number of shares of Warrant Shares shall be increased, in the case of a subdivision, or the number of shares of Warrant Shares shall be decreased, in the case of a combination, in the same proportions as the Common Stock is subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment.

3.2 Stock Dividends. If the Company at any time pays a dividend, or makes any other distribution, to holders of Common Stock payable in shares of Common Stock, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then the number of shares of Warrant Shares in effect immediately prior to such action shall be proportionately increased so that the Holder hereof may receive upon exercise of the Warrant the aggregate number of shares of Common Stock which he or it would have owned immediately following such action if the Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

3.3 Reclassification, Consolidation or Merger. If at any time, as a result of:

(a) a capital reorganization or reclassification (other than a subdivision, combination or dividend provided for elsewhere in this Section 3), or

(b) a merger or consolidation of the Company with another corporation (whether or not the Company is the surviving corporation),

the Common Stock issuable upon exercise of the Warrants shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Company or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Warrants (or of any securities into which the Warrants are exercised or for which the Warrants are exchanged), so that:

(y)	the Holders of Warrants or of such substitute securities shall thereafter be entitled to receive, upon exercise of the Warrants or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such Holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such Holders had exercised their Warrants immediately prior to such capital reorganization, reclassification, merger, or consolidation, and

(z)	the Warrants or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section 3.3.

3.4 Other Action Affecting Common Stock. If at any time the Company takes any action affecting its Common Stock, other than an action described in any of Sections 3.1 - 3.3 which, in the opinion of the Board of Directors of the Company (the “Board”), would have an adverse effect upon the exercise rights of the Warrants, the Warrant Exercise Price or the kind of securities issuable upon exercise of the Warrants, or both, shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances; provided, however, that the purpose of this Section is to prevent the Company from taking any action which has the effect of diluting the number of shares of Warrant Shares issuable upon exercise of this Warrant.

3.5 Notice of Adjustment Events. Whenever the Company contemplates the occurrence of an event which would give rise to adjustments under this Section 3, the Company shall mail to each Warrant Holder, at least 20 days prior to the record date with respect to such event or, if no record date shall be established, at least 20 days prior to such event, a notice specifying (i) the nature of the contemplated event, and (ii) the date on which any such record is to be taken for the purpose of such event, and (iii) the date on which such event is expected to become effective, and (iv) the time, if any is to be fixed, when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable in connection with such event.

3.6 Notice of Adjustments. Whenever the kind or number of securities issuable upon exercise of the Warrants, or both, shall be adjusted pursuant to Section 3, the Company shall deliver a certificate signed by its Chief Executive Officer and by its Chief Financial Officer, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Exercise Price and the kind of securities issuable upon exercise of the Warrants after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each Warrant Holder promptly after each adjustment.

Section 4. Reservation of Stock, etc. The Company covenants and agrees that it will at all times have authorized, reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, the number of shares of Warrant Shares from time to time issuable upon the exercise of this Warrant. The Company further covenants and agrees that this Warrant is, and any Warrants issued in substitution for or replacement of this Warrant and all Warrant Shares, will upon issuance be duly authorized and validly issued and, in the case of Warrant Shares, upon issuance will be fully paid and non-assessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes) and, if the Common Stock of the Company is then listed on any national securities exchanges (as defined in the Exchange Act of 1934, as amended (the “Exchange Act”)) or quoted on NASDAQ, shall be, subject to the restrictions set forth in Section 5, duly listed or quoted thereon, as the case may be. In the event that the number of authorized but unissued shares of such Common Stock shall not be sufficient to effect the exercise of this entire Warrant into Warrant Shares, then in addition to such other remedies as shall be available to the Holder of this Warrant, the Company shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of such Common Stock to such number of shares as shall be sufficient for such purpose.

Section 5. Ownership, Transfer and Substitution of Warrants.

5.1 Ownership of Warrants. The Company may treat the person in whose name any Warrant is registered on the register kept at the principal office of the Company as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

5.2 Transfer and Exchange of Warrants. Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense will execute and deliver to the Holder thereof, upon the order of such Holder, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder may direct, for such number of shares with respect to each such Warrant, the aggregate number of shares in any event not to exceed the number of shares for which the Warrant so surrendered had not been exercised.

5.3 Registration Rights. The holder of this Warrant is entitled to certain registration rights with respect to the Warrant Shares issuable upon exercise thereof. Said registration rights are set forth in a Registration Rights Agreement by and between the Buyer and the Company. IF THE REGISTRATION STATEMENT CONTEMPLATED IN THE REGISTRATION RIGHTS AGREEMENT IS NOT EFFECTIVE AT THE TIME OF ANY ISSUANCE AND THE SHARES ARE NOT EXEMPT FROM REGISTRATION UNDER RULE 144, THE WARRANT SHARES SHALL BE ISSUED IN CERTIFICATED FORM AND SHALL BEAR THE FOLLOWING RESTRICTIVE LEGEND:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

5.4 Exemption from Registration. If an opinion of Buyer’s counsel provides that registration is not required for the proposed exercise or transfer of this Warrant or the proposed transfer of the Warrant Shares and that the proposed exercise or transfer in the absence of registration would require the Company to take any action including executing and filing forms or other documents with the Securities and Exchange Commission (the “SEC”) or any state securities agency, or delivering to the Holder any form or document in order to establish the right of the Holder to effectuate the proposed exercise or transfer, the Company agrees promptly, at its expense, to take any such action; and provided, further, that the Company will reimburse the Holder in full for any expenses (including but not limited to the fees and disbursements of such counsel, but excluding brokers’ commissions) incurred by the Holder or owner of Warrant Shares on his, her or its behalf in connection with such exercise or transfer of the Warrant or transfer of Warrant Shares.

Section 6. No Rights or Liabilities as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any liabilities on such holder to purchase any securities or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Section 7. Rule 144 Sales. At the request of any Holder who proposes to sell securities in compliance with Rule 144 of the SEC, the Company will (i) forthwith furnish to such Holder a written statement of compliance with the filing requirements of the SEC as set forth in Rule 144, as such rules may be amended from time to time and (ii) make available to the public and such Holder such information as will enable the Holder to make sales pursuant to Rule 144.

Section 8. Miscellaneous.

8.1 Amendment and Waiver. This Warrant may be amended with, and only with, the written consent of the Company and the Holder. Any waiver of any term, covenant, agreement or condition contained in this Warrant shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any default of any other term, covenant, agreement or condition.

8.2 Representations and Warranties to Survive Closing. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Warrant and the issuance of any Warrant Shares upon the exercise hereof.

8.3 Severability. In the event that any court or any governmental authority or agency declares all or any part of any Section of this Warrant to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other Section of this Warrant, and in the event that only a portion of any Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section.

8.4 Binding Effect; No Third Party Beneficiaries. All provisions of this Warrant shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, executors, administrators, legal representatives, successors, and permitted transferees and assigns. No person other than the holder of this Warrant and the Company shall have any legal or equitable right, remedy or claim under or in respect of, this Warrant.

8.5 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:
Unigene Laboratories, Inc.
110 Little Falls Road
Fairfield, NJ 07004
Telephone:	973-882-0860
Facsimile:	973-227-6088
Attention:	Chief Executive Officer

With a copy to:

Dechert LLP
PO Box 5218
Princeton, NJ 08543
Telephone:	609-620-3200
Facsimile:	609-620-3259
Attention:	James J. Marino

If to the Buyer:

Fusion Capital Fund II, LLC
222 Merchandise Mart Plaza, Suite 9-112
Chicago, IL 60654
Telephone:	312-644-6644
Facsimile:	312-644-6244
Attention:	Steven G. Martin

If to the Transfer Agent:

Registrar & Transfer Company
10 Commerce Drive
Cranford, NJ 07016
Telephone:	800-866-1340 X 2553
Facsimile:	908-497-2310
Attention:	Ms. Nancy Savage

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

8.6 Taxes, Costs and Expenses. The Company covenants and agrees that it will pay when due and payable any and all federal, state and local taxes (other than income taxes) and any other costs and expenses which may be payable in respect of the preparation, issuance, delivery, exercise, surrender or transfer of this Warrant pursuant to the terms of this Warrant or the issuance of any shares of Warrant Shares as a result thereof. If any suit or action is instituted or attorneys employed to enforce this Warrant or any part thereof, the Company promises and agrees to pay all costs and expenses associated therewith, including reasonable attorneys’ fees and court costs.

8.7 Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8.8 Loss of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification in form and substance acceptable to the Company in its reasonable discretion, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

8.9 Entire Agreement. This Warrant, the Purchase Agreement and the Registration Rights Agreement of even date herewith represent the entire agreement and understanding between the parties concerning the subject matter hereof and supercede all prior and contemporaneous agreements, understandings, representations and warranties with respect thereto.

8.10 Headings. The headings used herein are used for convenience only and are not to be considered in construing or interpreting this Warrant.

COMPANY:

UNIGENE LABORATORIES, INC.

By:
Name:	Warren P. Levy
Title:	Chief Executive Officer

WARRANT EXERCISE FORM

Date:

UNIGENE LABORATORIES, INC.

Attention:

Ladies and Gentlemen:

The undersigned, being the registered holder of your Warrant for the purchase of              Warrant Shares issued             , accompanying this letter, hereby irrevocably exercises such Warrant for              shares of Warrant Shares (as defined in said Warrant), and herewith makes payment therefor [via “cash-less exercise”] in accordance with the Warrant, and requests that such shares of Warrant Shares be issued in the name of, and delivered to FUSION CAPITAL FUND II, LLC, at the address shown below the signature line hereof.

If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.

FUSION CAPITAL FUND II, LLC
BY: FUSION CAPITAL PARTNERS, LLC

By:
Name:
Title:

Fusion Capital Fund II, LLC
222 Merchandise Mart Plaza, Suite 9-112
Chicago, IL 60654